Exhibit 99.1

Pineapple Express Cannabis Company Announces Leadership Transition

ATLANTA, GA — February 19, 2025 — Pineapple Express Cannabis Company (USOTC: PNXP) (“PNXP” or the “Company”), today announced that Matthew Feinstein has stepped down from his positions as Chief Executive Officer, President, and Chairman of the Board. The Board of Directors has appointed Franjose “Frank” Yglesias as Chief Executive Officer, President, and Chairman, effective immediately.

“On behalf of the Board of Directors and the Investor Community, we want to thank Matt for his dedication and contributions to Pineapple Express Cannabis Company,” said Frank Yglesias, incoming CEO. “Under his leadership, the company established a strong foundation in the cannabis industry, and we wish him the best in his future endeavors.”

The Company also announces the relocation of its corporate headquarters from Los Angeles, California to Atlanta, Georgia, positioning the company for its next phase of growth and innovation.

“I am honored to lead Pineapple Express Cannabis Company into its next chapter,” said Yglesias. “We see tremendous opportunities to leverage cutting-edge Fourth Industrial Revolution (4IR) technology to revolutionize the cannabis industry. In the next few weeks, we will be in a highly transitional phase in which I will keep the shareholder community abreast on an almost daily basis on our official X account https://x.com/pinyaxp,” said Yglesias.

About Frank Yglesias

Frank Yglesias brings extensive experience in technology, blockchain, and public markets to PNXP. As an engineer and entrepreneur, he has served as CEO and Director of various publicly traded companies, since 2008. His expertise spans blockchain technology, having advised the Republic of Panama on crypto-asset law and served on the digital assets development council in The Bahamas. Mr. Yglesias provided technical support to major cryptocurrency mining operations and has extensive experience in international business consulting, working with various embassies and the U.S. Department of Agriculture in Beijing, China, where he lived for over 15 years. He began his career as an electronic and mechanical engineer at Eastman Kodak during the 1990s.

About Pineapple Express Cannabis Company dba PINYA XP

At PINYA XP (USOTC: PNXP), our mission begins with saving lives. Through our GROOVY PaaS 4IR Ecosystem, we provide unalterable verification of cannabis product authenticity, ensuring consumers receive exactly what they expect. This blockchain-powered system prevents counterfeit products from reaching the market, protecting consumers from potentially harmful substances while enabling healthcare professionals to confidently recommend products with verified profiles.

Our centralized Hyperledger Fabric blockchain creates an immutable record of each product’s journey from seed to sale. Every scan of our QR-NFT tags reveals a complete history of the product’s cultivation, testing, and distribution, establishing an unbreakable chain of trust throughout the supply chain. This transparency isn’t just about compliance – it’s about creating a safer cannabis industry for everyone.

The GROOVY Rewards program transforms product authentication into an engaging experience. Consumers earn rewards for verifying products, completing educational modules, and participating in our community. This gamification approach not only encourages active participation in product safety but also generates valuable data insights that help drive industry improvements.

Our Geno-NFT Library revolutionizes intellectual property protection in cannabis. This secure, blockchain-based repository allows growers to register their unique strains and receive automatic royalties when their genetics are used in authenticated products. By ensuring fair compensation for innovation, we’re fostering the development of new, high-quality cannabis varieties.

The GROOVY Marketplace connects all these elements into a comprehensive ecosystem where authenticated products, verified genetics, and engaged consumers come together. Our AI-powered analytics engine processes this rich data to provide actionable insights, enabling businesses to make informed decisions while ensuring product safety and quality.

Cautionary Statement Regarding Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations, assumptions, and projections about future events or financial performance and are not guarantees of future results. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Statements containing words like “believe,” “anticipate,” “endeavor,” “estimate,” “expect,” “project,” “intend,” or similar expressions identify these forward-looking statements. Specifically, statements regarding future growth, market adoption of Groovy’s platform, regulatory developments, technological advancements, and financial performance in the cannabis and cryptocurrency industries are subject to these risks and uncertainties.

Factors that could cause actual results to differ materially from those currently anticipated include, but are not limited to: the risks associated with the evolving cannabis market, including but not limited to regulatory uncertainties and changes in laws and regulations; competitive pressures within the cannabis sector; technological disruptions impacting operational efficiency; fluctuations in market demand; variations in product pricing; the ability to effectively penetrate new markets; and the potential financial or reputational impacts from legal, administrative, or regulatory developments. Further, risks relating to the volatile nature of the cryptocurrency market, potential security breaches, fluctuations in token values, and changes in investor sentiment are relevant considerations. These factors, as well as risks relating to the general economy, market volatility, and competitive activity, are further detailed within the “Risk Factors” section of this document.

The Company does not undertake any obligation to update or revise any forward-looking statements contained in this document, whether as a result of new information, future events, or otherwise. Investors should carefully consider these factors and the risks discussed throughout this report before making any investment decisions. This statement is made for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Further, investors should independently research and evaluate the potential risks and rewards of investing in the Company and the cannabis and cryptocurrency sectors.

Contact:

Frank Yglesias CEO

email: info@pinya.work

WiKi: https://pinya.wiki

Web: https://pinya.ai

Twitter: https://x.com/pinyaxp

Phone: +1-770-727-2701

Pineapple Express Cannabis Company

300 Peachtree Street NE, Ste 1775

Atlanta, GA 30308